This Agreement made this      15th day of  October 1999

                                             BETWEEN:

      Douglas Sinclair of the City of Coquitlam, in the Province of British Columbia, Canada
                  (hereinafter referred to as the "Vendor")

                                                OF THE FIRST PART
                                       And

      Luna Technologies International Inc., a body corporate having a place of business at the City of Seattle in the State of Washington USA
                  (hereinafter referred to as the "Purchaser")

                                                OF THE SECOND PART

Whereas the Vendor is the owner of the processes, batching formulations, manufacturing processes for the production and manufacturing of photoluminescent products including all research and development expended on such technology to the date hereof (all hereinafter referred to as "the proprietary technology") and is the assignee of the following related trademarks:

o "LUNA" Photoluminescence PVC sheets and rolls primarily for use in the manufacture of signage, evacuation and wayfaring systems and secondary lighting sources in International Class 17

o "LUNAPLAST" Photoluminescence PVC sheets and rolls primarily for use in the manufacture of signage, evacuation and wayfaring systems and secondary lighting sources in International Class 17

Whereas the Purchaser is desirous of promoting, distributing and selling and having manufactured for it photoluminescent products and is desirous of acquiring from the Vendor all right, title and interest to the proprietary technology and the related trade marks and to manufacture or have manufactured for it, sell, distribute and put into commercial use the proprietary technology hereinbefore referred to and to exploit the proprietary technology and the processes, trade secrets, manufacturing techniques and knowledge owned by the Vendor.

NOW WITNESSETH THEREFORE IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS, AND REPRESENTATIONS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

Article 1.1 DEFINITIONS

(a) "Business Day" means any day except Saturday or Sunday or any public holiday customarily observed in the Province of British Columbia.

(b) "Confidential Information" means the records and anything relating to the Photoluminescent products which are the subject of the proprietary technology referred herein or to the Vendor's batching formulas, processes or any written communication, technical report which is disclosed by either of the parties to the other and clearly marked as "Confidential".

(c)"Vendor's Documents" consists of the copyrights, trade marks, batching formulas, manufacturer and supplier lists, service and consultant contracts currently or previously used by the Vendor, technical reports, patent applications and any other similar rights relating to the products which are established before or after this Agreement is signed.

(d)   "Proprietary  Technology" means the batching  formulations,  manufacturing
      processes  and  all-proprietary   technology,   research  and  development
      associated therewith in the development of the Photoluminescent Products.

(e)  "Closing  Date" shall mean:

      (i) The 15th day of November  1999.
     (ii) Such other earlier date as the Parties hereto may mutually agree.

(f) "Effective Date" shall mean the 15th day of October 1999.

Article 1.2 - SALE OF MATERIAL AND PROPRIETARY TECHNOLOGY

The Vendor agrees to sell and the Purchaser agrees to purchase as at the Effective Date, at and for the price of Sixty Thousand Dollars USD ($60,000
USD), all of the Vendor's documents and proprietary technology, and which for greater clarity but without in any way restricting the foregoing definition, shall include:

(a) the documents and proprietary technology and processes of manufacturing Strontium Aluminate (SrAl) based photoluminescence products.

(b) the rights to those contracts with various consultants, manufacturers, suppliers of goods, wares, merchandise, suppliers and services currently used by the Vendor.

(c) the rights to all customer lists, technical documents, and contracts of the Vendor.

(d) all licenses, permits and other regulatory authorizations issued by the government.

(e) The trademarks described as "LUNA" and "LUNAPLAST" (a copy of each is cumulatively attached as Schedule "A").

The Purchaser hereby acknowledges that the documents and proprietary technology herein purchased is being purchased without any representation or warranty by the Vendor.

 Article 2.0 UNDERTAKING BY THE VENDOR

(a) The Vendor undertakes not to sell or otherwise in any way alienate or dispose of the documents and proprietary technology referred to herein to any other person, firm, or corporation.

Article 3.0 EXAMINATION AND VERIFICATION

The Purchaser shall have the right during the period from the date hereof to the date of closing to verify or cause to be verified the representations and warranties set out herein below, and to examine all, documents, records, accounts and files of the Vendor. Any such examination shall not prejudice the Purchaser's right with respect to any of the Purchaser's right with respect to any claims for breach of any such representations and warranties.

 Article 4.0 TERMINATION

If prior to the Closing Date:

(a) The examination and verification by the Purchaser or on its behalf shall reveal that the representations and warranties set out herein are not accurate or true, or

(b) Any condition which is to be fulfilled by the Vendor before the Closing Date is not so fulfilled and the Purchaser has not waived its fulfillment,

The Purchaser shall give the Vendor immediate notice in writing of such fact, giving the pertinent details known to the Purchaser in respect thereof, and the Closing Date shall then be postponed for a period of Seven (7) days and if such breach or failure complained of is not remedied within Five (5) days of such notice, the Purchaser, at its option, within Two (2) days from the expiry of said delay of Five (5) days, may terminate the Agreement by notice in writing to the Vendor, whereupon the transaction contemplated by this agreement shall be cancelled ab initio and the Parties hereto will be reinstated to the same position in which they were prior to the date hereof; Provided however, that in the event the Purchaser does not then so terminate the Agreement, the decision not to terminate the Agreement shall not prejudice the Purchaser's right with respect to any claims for breach of the said representations and warranties.

Article 5.0 DELIVERY AT CLOSING DATE

Unless the Agreement shall have been terminated by the Purchaser prior to the Closing Date pursuant to Article 4.0 hereof:

(a)   The Purchaser shall:

(i) deliver to the Vendor on the date for closing at the place for closing, a promissory note in the sum of Sixty Thousand Dollars USD ($60,000 USD), which sum shall be due and payable without interest on or before the 31st day of October 2000. The Purchaser shall have the right to prepay any or the entire said sum without notice or bonus.

(ii) deliver to the Vendor on the date for closing at the place for closing, a certificate signed by the Directors that all necessary corporate action has been undertaken to approve, confirm and adopt this agreement and to authorize the execution and delivery of all documents herein and the performance of acts and consumation of all transactions on the part of the Purchaser to be done or performed hereunder.

Article 6.0 REPRESENTATIONS FOR PURCHASER'S BENEFIT

6.1 The documents, trademarks and proprietary technology hereby sold to the Purchaser at the Effective Date and on the Closing Date shall be free and clear of all encumbrances, claims, charges and other third party rights or interest and the Vendor has the full unfettered authority to sell the documents and proprietary technology to the Purchaser.

6.2 The Purchaser shall not be deemed by this agreement to have accepted any obligation or assumed any obligation or responsibility for the payment of any debt, obligation, liability, claim or demand of whatsoever nature of or against the Vendor.

6.3 All of the representations and warranties hereby made by the Vendor and to be made by the Vendor at the Closing Date and all of conditions contained herein to be performed by the Vendor shall be for the Purchaser's benefit and the Purchaser shall have the right at any time to waive the same without prejudice to any of its recourses with respect to any other breaches by the Vendor. All of the representations and warranties contained herein and made by the Vendor shall survive the Closing Date.

Article 7.0. COVENANT NOT TO COMPETE

It is understood and agreed that the Vendor shall not, directly or indirectly, whether on his account or as an employee, consultant, partner, officer, or director of any other person, firm, partnership or corporation be engaged or interested in any business which incorporates the use of the documents and proprietary technology sold to the Purchaser by the Vendor for a period of Five
(5) years from and after the closing date.

Article 8.0 REDUCTION IN PURCHASE PRICE FOR BREACH

It is understood and agreed that any recourse in favor of the Purchaser arising from:

     (a) Any claims the cause of which originated prior to the Closing Date and any loss that might be sustained subsequent to the Closing Date, as a result of undisclosed liabilities or claims by third parties generally, to the extent that said loss is not covered by insurance, and as a result of any misrepresentations or warranties by the Vendor herein, shall be exercised against but not limited to the balance (if any) of the purchase price and shall operate in reduction of same provided that, in the event any such claim shall be made or any loss shall be sustained, then the Purchaser shall give the Vendor notice in writing of such claim or loss, and the Vendor shall be afforded reasonable facilities for investigating such claim or loss, and the Purchaser shall act in accordance with the Vendors instructions, if the Vendors instructions are communicated to the Purchaser in ample time to enable the Purchaser to take appropriate action, or, failing receipt of such instructions, as the Purchaser may deem expedient in the circumstances; and if the Purchaser then pays any amount in settlement, including penalties and interest, if any, and for legal and accounting services in respect of negotiations for settlement thereof or by way of costs upon or in respect of the contestation thereof, and the Vendor shall not have paid the Purchaser, upon demand, the purchase price to be paid to the Vendor shall be reduced proportionately by the amount that the sum paid by the Purchaser bears to the value of the material and proprietary technology sold at the date of this agreement.

Article 9.0 POST CLOSING OPERATIONS

The Parties agree hereto, that the Vendor shall after the date of Closing testify in any legal proceeding, sign all lawful papers, execute all lawful divisional, continuation, and reissue applications, make all rightful declarations or oaths, and do everything lawfully possible to aid the Purchaser and its successors and assigns, to obtain and enforce proper protection for said proprietary technology and trade marks in this or any foreign country.

Article 10.0 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser shall deliver to the Vendor at the Closing Date a certificate signed by the Directors of the Purchaser to the effect that the following representations and warranties which the Purchaser is hereby making to the Vendor, are true and correct as at the Closing Date.

     (a) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all necessary corporate powers to own properties and carry on a business, and is qualified to do business in Delaware. All actions taken by the Incorporators, Directors and Shareholders of the Purchaser have been valid and in accordance with the laws of the State of Delaware.

Article 11.0 CLOSING

The closing shall take place at the #61A Fawcett Road at Coquitlam, British Columbia, at 10:00 a.m. on November 15th, 1999 or such other date as may be agreed upon by the Parties.

Article 12.0 NOTICE

Any notice to be given hereunder shall be deemed to have been duly given if reduced to writing, signed by or on behalf of the Party giving such notice and delivered by hand or mailed by registered mail, postage prepaid and addressed as follows:

     (a) If for the Purchaser, at: 4714 Ballard Avenue NW #300, Seattle, Washington USA

     (b)  If for the Vendor, at: #2 - 2773 Barnet Highway, Coquitlam BC, Canada

and if mailed, such notice shall be deemed to have been received on the fifth business day next following the date of mailing. Any Party may, by notice given in accordance with the foregoing, change their address for the purposes of this clause.

Article 13.0 HEADINGS

The headings of the Articles and paragraphs are intended to be used in conjunction with the Index for reference only. Nothing is to be inferred from the headings themselves.

Article 14.0 APPROVALS

Each Party may be asked to give their approval before some things can be done. Neither of the Parties will unreasonably or arbitrarily delay giving or refuse to give their approval. The Parties will answer a request to give their approval within five (5) business days. Failure to answer will mean that the approval requested has been given.

Article 15.0 TIME

The Parties will act promptly and if something is required to be done within a stated period of time or by a date, the parties will adhere to that requirement exactly.

Article 16.0 ONLY AGREEMENT

This document sets forth the entire agreement and understanding of the Parties relating to the subject matter herein and merges all prior discussions and negotiations between the parties or their representatives. Neither party shall be bound by any conditions, representations or warranties with respect to the subject matter of this agreement other than as expressly provided herein or as duly set forth subsequent to the date hereof in writing signed by a duly authorized representative of the party to be bound thereby.

Article 17.0 LAWS

Questions about the interpretation or enforcement of this Agreement will be decided by applying the laws of the State of Washington, USA.

Article 18.0 SUCCESSORS AND ASSIGNS

This agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors and assigns.

Article 19.0 CONFIDENTIALITY

In the event the transaction contemplated hereby, for any reason whatsoever is cancelled, the Purchaser shall then be under the obligation to treat all information that the Purchaser might then have acquired in relation to the Vendor's documents or proprietary technology as strictly confidential.

Article 20.0 COSTS

It is understood and agreed that each of the Parties hereto shall pay their own costs and expenses relating to the transaction contemplated herein including all fees and expenses of their accountants and counsel.

IN WITNESS WHEREOF THE VENDOR HAS AFFIXED HIS HAND AND SEAL AND THE PURCHASER HAS AFFIXED THEIR CORPORATE SEALS BY THEIR OFFICERS PROPERLY AUTHORIZED IN THAT BEHALF, THE DAY AND YEAR FIRST ABOVE WRITTEN.


LUNA TECHNOLOGIES  INTERNATIONAL INC.
Per:

-------------------------------------




-------------------------------------
Douglas Sinclair